Exhibit 99.2

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

         Pursuant to Section 1350 of Title 18 of the United States Code, I, Mark
W. Simon, the Senior Vice President, Chief Financial Officer and Corporate Secretary of Penn Engineering & Manufacturing Corp. (the "Company"), hereby certify that, to the best of my knowledge:

         1. The Company's Form 10-K Annual Report for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  March 27, 2003                         /S/ MARK W. SIMON
                                              ----------------------------------
                                              Mark W. Simon, Senior Vice
                                              President, Chief Financial Officer
                                              and Corporate Secretary